CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-285853 on Form S-6 of our report dated May 14, 2025, relating to the financial statement of FT 12194, comprising Market Strength Allocation Opportunity Portfolio, Series 34, one of the series constituting the FT Series, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

May 14, 2025